EXHIBIT 99

For Release: November 10, 2008

Contact: Roger R. Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI reports third quarter income

MURFREESBORO, Tenn. - National Health Investors, Inc. (NYSE:NHI) announced its net income and funds from operations (“FFO”) for the three and nine month periods ended September 30, 2008.

Net income for the three months ended September 30, 2008 was $15,951,000 or $.57 per basic and diluted common share.

Net income previously reported for the same period in 2007 was $36,538,000 or $1.32 per basic and $1.31 per diluted common share and included a recovery (income) of an earlier writedown of a mortgage loan receivable of $21,300,000 or $.77 per basic and $.76 per diluted common share.  Adjusting for the above-mentioned item, net income for the same period in 2007 would have been $15,238,000 or $.55 per basic and diluted common share.

FFO for the three months ended September 30, 2008 was $17,869,000, or $.64 per basic and diluted common share.

FFO previously reported for the same period in 2007 was $39,486,000 or $1.43 per basic and $1.42 per diluted common share and included the recovery (income) item above of $23,100,000 or $.77 per basic and $.76 per diluted common share.  Adjusting for this item, FFO for the same period in 2007 would have been $18,186,000 or $.66 per basic and diluted common share.

Net income for the nine months ended September 30, 2008 was $44,143,000 or $1.59 per basic and diluted common share.

Net income previously reported for the same period in 2007 was $67,000,000 or $2.42 per basic and $2.41 per diluted common share and included items (income) favorably impacting net income of $24,179,000 or $.88 per basic and $.87 per diluted common share attributable to recoveries of earlier writedowns of mortgage loan receivables, gains from realty sales and a gain from a note collection.  Adjusting for these items, net income for the same period in 2007 would have been $42,821,000 or $1.54 per basic and diluted common share.

FFO for the nine months ended September 30, 2008 was $49,910,000 or $1.80 per basic and diluted common share.

FFO previously reported for the same period in 2007 was $75,177,000 or $2.71 per basic and $2.70 per diluted common share and included the items above (excluding realty sales not in FFO) of $23,468,000 or $.85 per basic and $.84 per diluted common share. Adjusting for these items, FFO for the same period in 2007 would have been $51,709,000 or $1.86 per basic and diluted common share.

National Health Investors, Inc. is a long-term health care real estate investment trust that specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information including NHI's most recent press releases may be obtained on NHI's web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.

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Page 2 NHI’s Third Quarter 2008 Results

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
Revenues:
Mortgage interest income	$ 2,400	$ 2,599	$ 7,214	$ 9,092
Rental income	13,220	12,989	40,017	38,052
	$ 15,620	$ 15,588	$ 47,231	$ 47,144
Expenses:
Interest expense	$ 62	$ 465	$ 247	$ 4,475
Depreciation	1,925	2,083	5,936	6,163
Amortization of loan costs	3	3	11	71
Legal expense	310	161	1,041	554
Franchise, excise and other taxes	108	68	525	330
General and administrative	453	1,227	2,241	4,438
Loan and realty losses (recoveries)	-	(21,300)	-	(23,000)
	$ 2,861	$ (17,293)	$ 10,001	$ (6969)

Income Before Non-Operating Income	$ 12,759	$ 32,881	$ 37,230	$ 54,113
Non-operating income (investment Interest and other)	701	2,556	4,464	9,010
Income From Continuing Operations	$ 13,460	$ 35,437	$ 41,694	$ 63,123

Discontinued Operations
Income from operations - discontinued	2,491	1,101	2,449	3,208
Net gain on sale of real estate	-	-	-	669
	$ 2,491	$ 1,101	$ 2,449	$ 3,877

Net income	$ 15,951	$ 36,538	$ 44,143	$ 67,000

Weighted average common shares outstanding:
Basic	27,767,394	27,703,539	27,750,377	27,703,439
Diluted	27,785,708	27,786,198	27,783,141	27,787,604

Earnings per share:
Basic:
Income from continuing operations	$ 0.48	$ 1.28	$ 1.50	$ 2.28
Discontinued operations	0.09	0.04	0.09	0.14
Net income available to common stockholders	$ 0.57	$ 1.32	$ 1.59	$ 2.42

Diluted:
Income from continuing operations	$ 0.48	$ 1.27	$ 1.50	$ 2.27
Discontinued operations	0.09	0.04	0.09	0.14
Net income available to common stockholders	$ 0.57	$ 1.31	$ 1.59	$ 2.41

Funds from operations
Basic	$ 17,869	$ 39,486	$ 49,910	$ 75,177
Diluted	$ 17,869	$ 39,486	$ 49,910	$ 75,177

Funds from operations per common share
Basic	$ 0.64	$ 1.43	$ 1.80	$ 2.71
Diluted	$ 0.64	$ 1.42	$ 1.80	$ 2.70

Dividends declared per common share	$ 0.55	$ 0.50	$ 1.65	$ 1.50

In accordance with Statement of Financial Accounting Standard No. 144, the results of operations for facilities meeting the accounting criteria as being sold or held for sale, including the gain or loss on such sales, have been reported in the current and prior periods as discontinued operations.  The reclassifications to retroactively reflect the disposition of these facilities had no impact on previously reported net income.

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Page 3 NHI’s Third Quarter 2008 Results

Selected Balance Sheet Data
(in thousands)
	September 30	December 31
	2008	2007
Real estate properties, net	$ 183,283	$ 187,455
Mortgages receivable, net	109,935	141,655
Assets held for sale, net	629	---
Preferred stock investment	38,132	38,132
Cash and marketable securities	136,060	131,172
Notes and bonds payable	5,705	9,512
Stockholders' equity	446,256	446,138

Reconciliation of Funds From Operations (1)(2)

The following table reconciles net income to funds from operations available to common stockholders:
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
Net income	15,951	36,538	44,143	67,000
Elimination of non-cash items in net income:
Real estate depreciation	1,905	2,201	5,728	6,719
Real estate depreciation in discontinued operations	13	747	39	2,169
Gain on sale of real estate-continuing operations	-	-	-	(42)
Gain on sale of real estate-discontinued operations	-	-		(669)
Basic funds from operations	17,869	39,486	49,910	75,177

Other Adjustments	-	-	-	-

Diluted funds from operations	$ 17,869	$ 39,486	$ 49,910	$ 75,177

Basic funds from operations per share	$ 0.64	$ 1.43	$ 1.80	$ 2.71
Diluted funds from operations per share	$ 0.64	$ 1.42	$ 1.80	$ 2.70

Shares for basic funds from operations per share	27,767,394	27,703,539	27,750,377	27,703,439
Shares for diluted funds from operations per share	27,785,708	27,786,198	27,783,141	27,787,604

(1)Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  Funds from operations in and of itself does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Our computations above are intended to comply with the SEC’s interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO.  The SEC’s position is that recurring impairments on real property are not an appropriate adjustment.

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Page 4 NHI’s Third Quarter 2008 Results

National Health Investors, Inc. Portfolio Summary September 30, 2008

Portfolio Statistics		Investment
	Properties	Percentage	Investments
Real Estate Properties	73	63%	$ 183,912,000
Mortgages and Notes Receivables	51	37%	109,935,000
Total Real Estate Portfolio	124	100.0%	$ 293,847,000

Real Estate Properties	Properties	Beds	Investments
Long term Care Centers	50	6,923	$ 104,164,000
Assisted Living Facilities	14	1,133	56,520,000
Medical Office Buildings	4	124,427 sq.ft.	9,242,000
Independent Living Facilities	4	458	7,621,000
Hospitals	1	55	6,365,000
Total Real Estate Properties	73		$ 183,912,000

Mortgages and Notes Receivables	Properties	Beds	Investments
Long term Care Centers	34	3,581	$ 106,133,000
Developmentally Disabled	17	108	3,802,000
Total Mortgages and Notes Receivable	51		$ 109,935,000
Total Real Estate Portfolio	124		$ 293,847,000

Summary of Facilities by Type:
		Percentage of	Total
	Properties	Total Dollars	Dollars
Long term Care Centers	84	71.6%	$ 210,297,000
Assisted Living Facilities	14	19.2%	56,520,000
Medical Office Buildings	4	3.1%	9,242,000
Independent Living Facilities	4	2.6%	7,621,000
Hospitals	1	2.2%	6,365,000
Developmentally Disabled	17	1.3%	3,802,000
Total Real Estate Portfolio	124	100.0%	$ 293,847,000

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Page 5 NHI’s Third Quarter 2008 Results

Portfolio by Operator Type
	# of	Percentage of	Total
	Properties	Total Dollars	Dollars
Regional	48	57.8%	$ 169,979,000
Public	65	32.1%	94,273,000
Small Operator	11	10.1%	29,595,000
	124	100.0%	$ 293,847,000

Public Operators		Percentage
	Dollar	Of Total
	Amount	Portfolio
National HealthCare Corp.	$ 58,187,000	19.8%
Sunrise Senior Living Services	12,361,000	4.2%
Community Health Systems, Inc.	11,910,000	4.1%
Sun Healthcare	8,013,000	2.7%
Res-Care, Inc.	3,802,000	1.3%
Total Public Operators	$ 94,273,000	32.1%

National Health Investors, Inc. Summary of Facilities by State September 30, 2008

									Percent
		Acute		Dev.	Asst.	Retire-		Investment	Total
	LTC	Care	MOB	Disab.	Living	ment	Total	Amount	Portfolio
Florida	11		1	14	4		30	$ 72,568,000	24.7%
Texas	8		2				10	47,729,000	16.2%
Tennessee	20			3	3	2	28	26,454,000	9.0%
Missouri	8					1	9	20,652,000	7.0%
Virginia	8						8	19,353,000	6.6%
Arizona	1				4		5	17,025,000	5.8%
Kansas	6						6	14,047,000	4.8%
Massachusetts	4						4	14,908,000	5.1%
New Jersey					1		1	12,361,000	4.2%
Georgia	6						6	9,539,000	3.2%
New Hampshire	3						3	9,051,000	3.1%
Kentucky	2	1					3	7,243,000	2.5%
South Carolina	4				1		5	10,685,000	3.6%
Idaho	1					1	2	4,873,000	1.7%
Pennsylvania					1		1	4,094,000	1.4%
Alabama	2						2	1,886,000	0.6%
Illinois			1				1	1,379,000	0.5%
	84	1	4	17	14	4	124	$ 293,847,000	100.0%